SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 31, 2002

                                United Pan-Europe
                               Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

On May 31, 2002, United Pan-Europe Communications N.V. (the "Company") issued a press release announcing that, further to the announcements made on February 1, 2002, and March 4, 2002, regarding its proposed recapitalisation, the Company confirmed that bank lenders and UnitedGlobalCom, Inc. ("UGC") have extended until June 17, 2002 the waivers of the defaults arising as a result of the Company's decision not to make interest payments under its outstanding 10 7/8% Senior Notes due 2009, 11 1/4% Senior Notes due 2010, 11 1/2% Senior Notes due 2010, 10 7/8% Senior Notes due 2007 and 11 1/4% Senior Notes due 2009. The terms of the waivers are unchanged from those announced on March 4, 2002. There can be no assurance that the parties will reach agreement on the proposed recapitalisation or that the restructuring will be completed successfully. The full text of the press release is attached as Exhibit 99.1 hereto.


Item 7.  Exhibits

         Exhibit Number       Description

         99.1                 Press Release dated May 31, 2002.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                    By:  /s/ ANTON A.M. TUIJTEN
                                       ----------------------------
                                       Name:  Anton A.M. Tuijten
                                       Title: Member of the Board of Management
                                       and General Counsel



Dated: May 31, 2002

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